Exhibit No. 1
Form 10-SB
Red Horse Entertainment Corporation

                    ARTICLES OF INCORPORATION
                               OF
                      QUANTUS CAPITAL, INC.

     WE, THE UNDERSIGNED, natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation pursuant to the provisions of Nevada law, adopt the following
Articles of Incorporation for such corporation:

                        ARTICLE I - NAME

     The name of the corporation (the "Corporation") is Quantus
Capital, Inc.

       ARTICLE II - PRINCIPAL OFFICE AND REGISTERED AGENT

     The address of the Corporation's principal office in the State of Nevada, and the name of this initial registered agent at such address, is as follows:

          George T. Bochanis, Esq.
          550 East Charleston Blvd., Suite B
          Las Vegas, NV   89104

                     ARTICLE III - PURPOSES

     A. The purposes for which the Corporation is organized are to raise capital and to look for investments, business opportunities and assets in any industry, and to engage, without qualification, in any other lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

     B. The Corporation shall have all of the powers granted or allowed by the laws of the State of Nevada, as may be amended from time to time, and all of the powers necessary or convenient to effect any or all of the purposes for which the Corporation is organized.

     C. The Corporation shall have power to acquire by purchase, exchange, gift, bequest, and subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including, without limitation, any shares of stock, bond, debentures, notes or mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interest therein or any property or assets created or issued by any person, firm association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefore in any lawful manner or to issue in exchange therefore its own securities or to use its unrestricted and unreserved capital surplus of the purchase of its own shares, and to exercise as owner or holder of any securities, and all rights, powers and privileges in respect thereof.

     D. The Corporation shall have power to act as fully and to the same extent as a natural person might, or could do, in any part of the world as principal, agent, partner, general or limited, trustee or otherwise, either alone or in conjunction with any person, firm or corporation.

              ARTICLE IV - AUTHORIZED CAPITAL STOCK

     The aggregate number of shares of common stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, $0.001 par value per share, without pre-emptive rights. Each share of common stock issued and outstanding shall be entitled to one vote on all matters presented for consideration of the shareholders of the Corporation.

                      ARTICLE V - DIRECTORS

     Members of the governing board of the Corporation shall be known as directors. The number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation, provided that the number of directors shall not exceed nine (9) nor be reduced to less than three (3). directors of the Corporation need not be residents of the State of Nevada and need not own shares of the Corporation's common stock. The number of directors constituting the initial board of directors is three (3). The names and addresses of persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualified, are:

          Scott L. Allen           2795 Woodhollow Way
                                   Bountiful, UT   84010

          Gilbert Dale Freewald    11089 Susan Drive
                                   Sandy, UT   84092

          Holly M. Higbee          2495 East Cinnabar Lane
                                   Salt Lake City, UT   84121

         ARTICLE VI - NONASSESSABILITY OF CAPITAL STOCK

     Shares of the Corporation's common stock may be issued for such consideration and for such corporate purposes as the board of directors of the Corporation may from time to time determine. Any and all shares of common stock so issued by the Corporation, the fixed consideration for which has been paid or delivered, shall be deemed to be fully paid up and non-assessable.

                   ARTICLE VII - INCORPORATORS

     The names and addresses of the incorporators are:

          Scott L. Allen          2795 Woodhollow Way
                                  Bountiful, UT   84010

          Gilbert Dale Freewald   11089 Susan Drive
                                  Sandy, UT   84092

          Holly M. Higbee         2495 East Cinnabar Lane
                                  Salt Lake City, UT   84121

                     ARTICLE VIII - DURATION

     The duration of the Corporation is perpetual.

                  ARTICLE IX - INDEMNIFICATION

     The Corporation shall indemnify all officers, directors and agents of the Corporation to the fullest extent permitted by Nevada law, as the same exists or may hereafter be amended. Such indemnification shall include, but not be limited to, indemnification against monetary damages for breach of fiduciary duty.

                 ARTICLE X - POWERS OF DIRECTORS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation shall have such powers as enumerated in the Corporation's bylaws, as amended from time to time.

                  ARTICLE XI - COMMON DIRECTORS

     No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the board of directors, or a committee thereof, which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the vote or consent of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the Corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or committee thereof which authorized, approves or ratifies such contract or transaction.

               ARTICLE XII - MEETINGS AND RECORDS

     Meetings of the shareholders may be held at such place, within or without the State of Nevada, as the bylaws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

                    ARTICLE XIII - AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Nevada, and all rights conferred upon stockholders herein are granted subject to this reservation.

DATED this 9th day of November, 1987.

                              INCORPORATORS:

                              /s/ SCOTT L. ALLEN
                              /s/ GILBERT DALE FREEWALD
                              /s/ HOLLY M. HIGBEE

                            AMENDMENT
                  TO ARTICLES OF INCORPORATION
                    OF QUANTUS CAPITAL, INC.
    (Changed herein to "RED HORSE ENTERTAINMENT CORPORATION")

     In accordance with Section 78.385 and 78.390 of the Nevada
Revised Statutes, Quantus Capital, Inc.  (the "Corporation"), a
Nevada corporation, does hereby adopt the following amendment
(the "Amendment") to the Articles of Incorporation.

     1. The Articles of Incorporation of the Corporation are hereby amended by deleting Article I in its entirety and inserting the following in lieu thereof:

ARTICLE I
                              NAME

     The name of the Corporation hereby created shall be:

               RED HORSE ENTERTAINMENT CORPORATION

     2. Except as specifically provided herein, the provisions of the Corporation's Articles of Incorporation shall remain unamended and shall continue in full force and effect.

     3. By execution of this Amendment to the Articles of Incorporation, the president and secretary of the Corporation do hereby certify that the foregoing Amendment to the Articles of Incorporation was adopted as an Amendment to the original Articles of Incorporation of the Corporation by the shareholders of said Corporation at a special meeting of the shareholders of the Corporation held on March 9, 1992. As of February 21, 1992, the record date for such meeting, there was a total of 7,780,000 shares of the Corporation's common stock issued and outstanding, of which 3,948,650 shares voted for the adoption of the foregoing Amendment to the Articles of Incorporation, and no shares were voted against the Amendment.

     DATED as of the 24th day of March, 1992.

ATTEST:                            QUANTUS CAPITAL, INC.

/s/ Jack M. Gertino, Secretary     /s/ Jonathan A. Lewis, President